UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Energy Fuels Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1067994
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrants, exercisable for one common share until September 20,
2021 at an exercise price of $2.45	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-210782 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)
____________
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Energy Fuels Inc. (the “Registrant”) hereby incorporates by reference the description of its warrants to be registered hereunder contained under the heading “Description of Securities Being Offered —Warrants” in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on September 15, 2016 (the “Prospectus”), in connection with the Registration Statement on Form S-3 (File No. 333-210782), as originally filed with the Commission on April 15, 2016, as subsequently amended.

The Registrant further incorporates by reference the description of the tax consequences of the warrants found under the headings “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations” in the Prospectus.

Item 2. Exhibits.

See Index to Exhibits.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 20, 2016

ENERGY FUELS INC.

By:	/s/ Stephen P. Antony
Name: Stephen P. Antony
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.

Warrant Indenture dated September 20, 2016 between the Registrant, CST Trust Company and American Stock Transfer & Trust Company, LLC which includes the form of Warrant Certificate Stock as Schedule A (incorporated by reference from Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 20, 2016).